UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

FIRST COLOMBIA GOLD CORPORATION
(Exact Name of Registrant As Specified in Its Charter)

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☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIRST COLOMBIA GOLD CORPORATION
Carrera 49, No 51-11,Suite 402,Copacabana,Antioquia,Colombia
Tel. 888-224-6561

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

To the Stockholders of First Colombia Gold Corporation:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of First Colombia Gold Corporation., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 and holders of our Class A Preferred Convertible, par value $0.001 per share (the “Stock”) have voted, to approve the following item:

PROPOSAL: To authorize the Company to increase the number of authorized shares of common stock from 200,000,000 to 850,000,000.  (This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Nevada.)

This information statement (the “Information Statement”), which describes the proposal in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Pursuant to Nevada law, our Articles of Incorporation and our Bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposals. As such, the stockholder approval of the increase in the authorized common stock will be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Nevada. .

Your consent regarding the proposals is not required and is not being solicited in connection with this corporate action. This Information Statement will serve as the required notice to stockholders pursuant to the Exchange Act and as the required notice to stockholders pursuant to Section 2.11 of our Bylaws of the approval by less than the unanimous written consent of our stockholders with respect to the proposals. We will first mail the Information Statement to all of our stockholders on or about March 5, 2013 to stockholders of record as of January 31, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR
INFORMATION PURPOSES ONLY.

By Order of the Board of Directors
/s/ Piero Sutti-Keyser
Piero Sutti-Keyser
Chief Executive Officer

FIRST COLOMBIA GOLD CORPORATION

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT BEING REQUESTED TO SEND US A PROXY. THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION STATEMENT IS MARCH 5, 2013.

First Colombia Gold Corporation., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14C promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the voting rights from  shares of our common stock, par value of $0.0001 per share and holders of our Class A Preferred Convertible, par value $0.001  per share (the “Stock”), have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting a proposal to increase the number of authorized shares of common  stock to six hundred and fifty million. No vote or other action is requested or required on your part.

The Majority stockholders submitted their consent to the shareholder resolutions described in this Information Statement on or about February 13, 2013, to be effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State. As of January 31, 2013, the Majority Stockholders, of record, held 300,000 shares of the Company's common stock and 47,568,500 shares of the Company’s Class A Preferred Convertible Preferred stock representing the voting equivalent of 95,137,000 shares of common stock or approximately 50.48% of the Company's voting stock. The remaining outstanding shares of common stock are held by approximately one hundred other shareholders.  The Majority stockholders include officers and directors of the Company.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED ACTIONS

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A1:
Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, our stockholders holding at least a majority of the votes of the issued and outstanding shares of our Common Stock and Preferred Stock approved the amendment of our Articles of Incorporation to increase the authorized shares of common stock. Additional information regarding these proposals is set forth below in the section entitled “Approval of Proposals.”

Q2:	How many votes of Common and Preferred Stock were voted in favor of the proposed actions?

A2:
The approval of the proposals by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock as of January 31, 2013 (the “Record Date”). As of the Record Date, January 31, 2013, shares of our Common Stock were issued and outstanding. Each share of our Common Stock is entitled to one vote. As of the Record Date, 47,568,500 shares of our Class A Preferred Convertible shares were issued and outstanding.  One (1) share of our Class A Preferred Convertible shares has a voting right equal to two (2) share of our common stock.  The holders of 300,000 shares of our Common Stock and  the holders of 47,568,500shares of our Class A Preferred Convertible shares, represent approximately 50.48% of the shares entitled to vote on the Record Date, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. Consequently, no additional votes are required to approve the proposed action.

Q3:	Why is the Company approving the proposals through a stockholder written consent in lieu of holding a stockholder meeting?

A3:	Under the Nevada Revised Statutes, our Articles of Incorporation, and our Bylaws, stockholder actions may be taken by written consent without a meeting of stockholders. The written consent of the holders of a majority of our outstanding Common Stock is sufficient to approve the proposals. The Company is not required to solicit the vote of any additional stockholders to effect the proposed actions. The Company, however, is obligated by its Bylaws and the federal securities laws to provide this Information Statement to you in connection with the taking of corporate actions without a meeting.

Q4:	Has the Board approved the proposals?

A4:	Yes. The Board approved the proposals on November 14, 2012.

Q5:	When will the proposals be effected?

A5:
The proposal to amend the Articles of Incorporation has been approved by the Board of Directors on November 14, 2012, but will be effective upon filing the amendment with the Secretary of State of Nevada.  We anticipate the proposal to be effective on or about March 1, 2013.

Q6:	Am I entitled to dissenter’s rights in connection with the proposal?

A6:	No. The Nevada Revised Statutes do not provide for dissenter’s rights with respect to the proposal.

APPROVAL OF PROPOSAL

To authorize the Company to increase the number of authorized shares of common stock from 200,000,000 to 850,000,000.  (This action will become effective upon the filing of an amendment to our Articles of Incorporation with the Secretary of State of Nevada.)

The Board of the Company determined that it was in the best interest of the Company and its stockholders to increase the authorized common shares of the Company from 200,000,000 shares of common stock to 850,000,000 shares of common stock.

We believe that the share increase authorization in our Articles of Incorporation is in the best interest of our corporation. Without additional shares authorized, the Company may find itself unable to raise any more capital through shares if it has issued all of its authorized shares.

It is emphasized that management of the Company may affect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except those that may involve a merger where more shares would be issued equaling more than 20% of the issued and outstanding shares prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility but require a determination by the Board that the shares are being issued for fair and adequate consideration.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. As of the date of this Information Statement, no acquisitions have been identified and the Company has not entered into any agreements to acquire any such businesses or entered into any agreements to issue shares for capital.

It is likely that the Company may acquire other compatible business opportunities through the issuance of Common Stock of the Company, although no such opportunities have been identified at this time. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior shareholder has paid, or at a greater than the then current market price. Typically unregistered shares are issued at less than market price due to their illiquidity and restricted nature, and the extended holding period, before they may be sold.

Future Dilutive Transactions

It is emphasized that management of the Company may affect transactions having a potentially adverse impact upon the Company's stockholders pursuant to the authority and discretion of the Company's management to complete share issuances without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders  with any documentation concerning the proposed issuance prior to any share issuances. All determinations (except in some cases involving a merger where the number of shares of common stock of the Company issued will equal more than 20% of the issued and outstanding shares of common stock of the Company prior to the transaction) involving share issuances are in the discretion and business judgment of the Board of Directors in their exercise of fiduciary responsibility, but require a determination by the Board that the shares are being issued for fair and adequate consideration.

The issuance of additional shares in future transactions will allow, the following types of actions or events to occur without the current stockholders being able to effectively prevent such actions or events:

1. Dilution may occur due to the issuance of additional shares. The percentage ownership of the Company by the existing stockholders may be diluted by 100%.

2. Control of the Company by stockholders may change due to new issuances.

3. The election of the Board of Directors will be dominated by new large stockholders, effectively blocking current stockholders from electing directors.

4. Business plans and operations may change.

5. Mergers, acquisitions, or divestitures may occur which are approved by the holders of the newly issued shares, though no such opportunities have been identified by the Company at this time.

In the future event that the Board continues to issue shares for capital, services, or acquisitions, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company. It is likely that the Company may acquire other compatible business opportunities through the issuance of common stock of the Company. Although the terms of any such transaction cannot be predicted, this could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such issuance. There is no assurance that any future issuance of shares will be approved at a price or value equal to or greater than the price which a prior stockholder has paid, or at a price greater than the then current market price. Typically, unregistered shares are issued at less than market price due to their illiquidity and restricted nature as a result of, among other things, the extended holding period and sales limitations which such shares are subject to.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 31, 2013, information with respect to shares beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (b) each of our directors and the named executive officers named, and (c) all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, some shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option) within sixty days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investing power with respect to all shares of common stock shown as beneficially owned by them.

The table bellows shows the ownership of our officers and directors and those holders of our Class A Preferred Convertible Shares with a voting percentage greater than 5%:

Name	Number of Shares of Common	Number of Shares of Preferred (1)	Total Number of Voting Shares	Percentage (2)
Officers & Directors:
Pierro Sutti-Keyser, Chief Executive Officer & Director	100,000	4,545,600	9,191,200	4.86%
Gilberto Zapata, Director	-0-	2,000,000	4,000,000	4.25%
Gordon Sredl, Director	-0-	4,000,000	8,000,000	4.23%
5% or Greater:
Brookville Enterprises	-0-	8,250,000	16,500,000	8.72%
Camilo Velasquez	200,000	6,000,000	12,200,000	6.45%
Nikolai Terry	-0-	8,000,000	16,000,000	8.46%
Nevada Mineralfields, Inc.	-0-	8,000,000	16,000,000	8.46%
TOTAL	300,000	40,795,600	81,891,200	43.31%

(1)	1 share of Class A Preferred Convertible Share is equal to the vote of 2 shares of common stock.

(2)
Based upon 93,917,330 shares of common stock issued and outstanding on January 31, 2013 and the Class A Preferred Convertible Shares having a voting equivalent of 95,137,000 shares of common stock for total voting shares of 189,054,330.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO
MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the proposal presented in this Information Statement, other than the interests held by such persons through their respective beneficial ownership of the shares of our common and Class A Preferred Convertible stock set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the proposal.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: FIRST COLOMBIA GOLD CORPORATION, Carrera 49, No 51-11, Suite 402, Copacabana, Antioquia, Colombia.

MISCELLANEOUS

We file annual, quarterly and current reports, proxy statements, and registration statements with the Securities and Exchange Commission (“SEC”). These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.